UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 22, 2007
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)
(336) 294-4410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
Exhibit 99.1

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
     On August 22, 2007, Unifi, Inc. (the “Registrant”) issued a press release announcing the reorganization of its corporate staff and manufacturing support functions (the “Reorganization”). The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In connection with the Reorganization, management has committed to a plan of termination that involves the termination of approximately 25 employees. Management estimates that the aggregate charge associated with the Reorganization will be approximately $800,000, which represents the Registrant’s future cash expenditure for severance benefits. In addition, severance charges of $400,000 from a prior reorganization and $2.4 million from the termination of the former Chief Executive Officer will be recognized in the first quarter of fiscal 2008 resulting in total severance charges of $3.6 million.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     As a result of the Reorganization, effective August 22, 2007, Benny L. Holder, the Registrant’s Vice President and Chief Information Officer, was terminated from his position. The Registrant and Mr. Holder are currently negotiating a severance arrangement that will be disclosed at a later date.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release issued on August 22, 2007 by the Registrant

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/s/ Charles F. McCoy
Charles F. McCoy
Vice President, Secretary and General Counsel
Dated: August 22, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release issued on August 22, 2007 by the Registrant